Exhibit 1.1

Sono Group N.V.

[●] Common Shares

UNDERWRITING AGREEMENT

New York, New York
April [●] 2022

Berenberg Capital Markets LLC

As Representative of the several Underwriters listed in Schedule I hereto,

c/o Berenberg Capital Markets LLC
1251 Avenue of the Americas, 53rd Floor
New York, New York 10020

Ladies and Gentlemen:

Sono Group N.V is a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”). The share capital of the Company in the amount of €8,734,658.46 consists of 70,577,641 common shares with a nominal value of €0.06 per share (the “Common Shares”) and 3,000,000 high voting shares with nominal value of €1.50 per share (the “High Voting Shares” and, together with the Common Shares, the “Shares”).The Company agrees with the several Underwriters named in Schedule I (the “Underwriters”) to this underwriting agreement (this “Agreement”), for whom you (the “Representative”) are acting as representative, to issue and sell, and the Underwriters severally agree to purchase, an aggregate of [●] common shares, nominal value €0.06 per share (the “Common Shares”) in the capital of the Company (said shares to be issued and sold by the Company being hereinafter called the “Initial Securities”).

The Company also proposes to grant the Underwriters an option to purchase an aggregate of up to [●] additional Common Shares (the “Option Securities”) on any Option Closing Date (as defined below). The Initial Securities and the Option Securities are hereinafter together referred to as the “Securities”.

The Company understands that the Underwriters propose to make a public offering of the Securities in the United States of America (the “Offering”) as soon as the Representative deems advisable after this Agreement has been executed and delivered.

As used in this Agreement,

the “Registration Statement” means the registration statement referred to in Section 1(a)(i) hereof, including the exhibits, schedules and financial statements and a prospectus relating to the Securities and the information, if any, deemed part of such registration statement pursuant to Rule 430A (“Rule 430A”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), as amended at the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), and, in the event any post-effective amendment thereto or any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”) becomes effective prior to the Closing Date (as defined in Section 2 hereof), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be;

the “Effective Date” means each date and time that the Registration Statement, any post-effective amendment or amendments thereto or any Rule 462(b) Registration Statement became or becomes effective;

the “Preliminary Prospectus” means any preliminary prospectus with respect to the offering of the Securities in the United States of America (the “United States”) included in the Registration Statement at the Effective Date that omits information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A;

the “Prospectus” means the prospectus with respect to the offering of the Securities in the United States that is first filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) (“Rule 424(b)”) under the Securities Act after the Execution Time;

and the “Disclosure Package” means (i) the Preliminary Prospectus, as generally distributed to investors and used to offer the Securities, (ii) any issuer free writing prospectus, as defined in Rule 433 under the Securities Act (“Rule 433” and, any such issuer free writing prospectus, an “Issuer Free Writing Prospectus”), identified in Schedule II hereto, and (iii) any other free writing prospectus, as defined in Rule 405 under the Securities Act (“Rule 405” and, any such free writing prospectus, a “Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and the information included on Schedule III hereto.

1.	Representations and Warranties.
(a)

Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this paragraph (a), as of the date hereof, the Effective Date, the Closing Date and, if applicable, each Option Closing Date.

(i)

Filing and Effectiveness of Registration Statement. The Company has prepared and filed with the Commission a Registration Statement (File No. 333-[●]) on Form F-1, including the related Preliminary Prospectus, for the registration of the offering and sale of the Securities under the Securities Act. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to you. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information. The Company will file with the Commission a Prospectus relating to the Securities in accordance with Rule 424(b) after the Execution Time. As filed, such Prospectus shall contain all information required by the Securities Act and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(ii)

Compliance with Securities Act Requirements. (i) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b), on the Closing Date and on each Option Closing Date (in each case as defined in Section 2 hereof), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act, as amended, and the rules and regulations promulgated thereunder; (ii) on the Effective Date and at the Execution Time, the Registration Statement did not and on the Closing Date and on each Option Closing Date (in each case as defined in Section 2 hereof), the Registration Statement will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (iii) on the date of any filing pursuant to Rule 424(b), on the

Closing Date and on each Option Closing Date (in each case as defined in Section 2 hereof), the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6 hereof. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iii)	[Reserved]
(iv)	[Reserved]
(v)	[Reserved]
(vi)

Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable (meaning that the holders of the Common Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Common Shares); and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company, except as have been duly and validly waived. The Securities conform in all material respects to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability by reason of being such a holder.

(vii)

Absence of Stamp Duties and Transfer Taxes. No stamp duty, stamp duty reserve, registration, issuance, transfer taxes or other similar documentary taxes, duties, fees or charges (“Transfer Taxes”) are payable or required to be paid by or on behalf of the Underwriters in Germany or the Netherlands or any political subdivision, authority or agency thereof or therein having power to tax in connection with (i) the execution, delivery and performance of this Agreement, (ii) the issuance and delivery of the Securities in the manner contemplated by this Agreement and the Prospectus, or (iii) the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Prospectus.

(viii)

Dividends and Payments in Foreign Currency. Except as described in each of the Disclosure Package and the Prospectus, (i) all dividends and other distributions declared and payable on the Shares may under current Dutch law and regulations be paid to the Depositary and to the holders of Securities, as the case may be, in Euros and may be converted into foreign currency that may be transferred out of the Netherlands and (ii) all such payments made to holders thereof or therein who are non-residents of the Netherlands will not be subject to income, withholding or other taxes under laws and regulations of the Netherlands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in Germany or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in Germany or any political subdivision or taxing authority thereof or therein.

(ix)

Passive Foreign Investment Company. The Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended for its recently completed 2021 taxable year and, based on the Company’s current projected income, assets and activities, the Company does not expect to be classified as a PFIC for its current taxable year or in the foreseeable future.

(x)

Disclosure Package. (i) The Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package, and (iii) any individual Written Testing-the-Waters Communication (as defined in Section 1(a)(xiii) hereof), when taken together as a whole with the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.

(xi)

Ineligible Issuer. (i) At the time of filing the Registration Statement and any post-effective amendment thereto, (ii) at the earliest time after filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (iii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (iii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(xii)

Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission through the Execution Time, the Company is and has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(xiii)

Testing-the-Waters Communication. The Company (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone other than the Underwriters to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriters have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(xiv)

Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering, did not and will not include any information that conflicts with the information contained in the Registration Statement. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.

(xv)	[Reserved]
(xvi)

Good Standing. Each of the Company and its subsidiaries has been duly formed or incorporated, as applicable, and is validly existing and is in good standing under the laws of the jurisdiction in which it is chartered or organized (to the extent applicable) with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(xvii)

Capitalization. The authorized, issued and outstanding share capital of the Company are as set forth in the Registration Statement, the Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus). There are no authorized or outstanding phantom equity, rights to receive shares, RSUs, options, conversion rights, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for or that can be settled in, any share capital of the Company or any of its subsidiaries other than those described in the Registration Statement, the Disclosure Package and the Prospectus. The issued share capital of the Company and the Securities have been duly authorized and validly issued and are fully paid and non-assessable (meaning that the holders of the Common Shares will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Common Shares). None of the issued shares of the Company were issued in violation of the preemptive or other similar rights of any security holder of the Company. All outstanding shares in the capital of the Company, and, when the Securities have been delivered and paid for in accordance with this Agreement on the Closing Date or each Option Closing Date (in each case as defined in Section 2 hereof), will be, validly issued, fully paid, non-assessable, freely transferable and free of any third party rights and conform to the description of the Offered Securities contained in the Disclosure Package and the Prospectus; any preemptive rights of any existing shareholders in connection with the offer and sale of the Securities are validly excluded or waived and will be validly excluded or waived at the respective time of delivery.

(xviii)

Capital Stock of Subsidiaries. All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, mortgages, pledges, claims, liens, encumbrances or equity.

(xix)

Finder’s Fee. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this Offering.

(xx)	Listing. The Securities have been approved for listing on the Nasdaq Global Market, subject to notice of issuance.
(xxi)

Material Contracts. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters that will be contained in the Prospectus).

(xxii)	Due Authorization. This Agreement has been duly authorized, executed and delivered by the Company.
(xxiii)

No Material Adverse Change in Business. Except as disclosed in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), since December 31, 2021, (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse to the Company and its subsidiaries, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.

(xxiv)

Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “Investment Company” as defined in the Investment Company Act of 1940, as amended.

(xxv)

Absence of Further Requirements. No consent, approval, authorization, filing with or order of any relevant court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Securities Act, the Exchange Act, the listing rules of the Nasdaq Stock Market (“Nasdaq”), applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and (ii) such as may be required under the “blue sky” or similar laws of any U.S. or foreign jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(xxvi)

Absence of Defaults and Conflicts Resulting from Transaction. Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated or the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the articles of association of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) hereof for any such breach, violation or imposition as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxvii)	Registration Rights. Except as described in the Prospectus and Disclosure Package (exclusive of any amendment or supplement thereto), no holders of securities of the

Company have rights to the registration of such securities under the Registration Statement.

(xxviii)

Financial Statements. The consolidated historical financial statements and schedules of the Company and its subsidiary included in the Disclosure Package, the Prospectus and the Registration Statement present fairly in all material aspects the financial condition, results of operations and cash flows of the Company and its subsidiary as of the dates and for the periods indicated, comply as to form, in all material aspects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”) and applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein in all material respects. The summary financial information included in the Disclosure Package, the Prospectus and Registration Statement fairly present, in all material respects, on the basis stated in the Disclosure Package, the Prospectus and the Registration Statement, the information included therein and have been compiled on a basis consistent with that of the audited financial statements included therein.

(xxix)

Litigation. No action, suit or proceeding (including any inquiries or investigations) by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

(xxx)

Title to Property; Leases. Each of the Company and each of its subsidiaries owns or leases all such properties and assets as are necessary to the conduct of its operations as presently conducted except as would not reasonably be expected to have a Material Adverse Effect.

(xxxi)

Absence of Existing Defaults and Conflicts. Neither the Company nor any subsidiary is in violation or default of (i) any provision of its articles of association or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) for any such breach, violation or imposition as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xxxii)

Independent Public Accountants. PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft (“PwC”), who have audited the financial statements of the Company and its subsidiary and delivered their report with respect to the audited consolidated financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(xxxiii)

Absence of Tax Issues. The Company and its subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure to so file would not have a Material Adverse Effect or except as set forth in or contemplated in the Disclosure Package and the Prospectus) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith, or as would not reasonably be expected to have a Material Adverse Effect, or except as set forth in or contemplated in the Disclosure Package and the Prospectus; and there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any of its subsidiaries, except as would not reasonably be expected to have a Material Adverse Effect.

(xxxiv)

Absence of Labor Disputes. No labor problem or dispute with the current or former employees of the Company or any of its subsidiaries exists or is threatened in writing or to the Company’s knowledge, imminent, and the Company is not aware of any existing or imminent labor disturbance by the current or former employees of any of its or its subsidiaries’ principal suppliers, manufacturers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xxxv)

Insurance Coverage. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are adequate and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected have a Material Adverse Effect.

(xxxvi)

Subsidiary Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(xxxvii)

Possession of Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits, approvals, consents and other authorizations (collectively, the “Permits”) issued by all applicable authorities necessary to conduct their respective businesses as presently conducted, except where the failure to possess such Permits would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(xxxviii)

Internal Controls. The Company and each subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Registration Statement, Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the Company and its subsidiaries’ internal control over financial reporting (as defined under Rule 13a-15(f) of the Exchange Act) are effective and the Company and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(xxxix)

Absence of Accounting Issues. To the Company’s knowledge, the board of directors and, solely as of the Option Closing Date, the audit committee is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the audit committee review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to any of the Company’s material accounting policies; or (ii) any matter which would reasonably be expected to result in a restatement of the Company’s financial statements and the schedules attached thereto for the annual or interim periods for which financial statements are included in the Registration Statement, the Disclosure Package and the Prospectus.

(xl)

Disclosure Controls and Procedures. The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(xli)

Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly (without giving effect to the activities of the Underwriters), any action designed to or that would constitute or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(xlii)

Environmental Laws (Compliance). The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations and any order of any governmental agency or body or any court, domestic or foreign, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or equivalent legislation.

(xliii)

Environmental Laws (Monitoring). In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and to the best of its knowledge, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(xliv)

Absence of Compensation Issues. None of the following events has occurred, exists or is reasonably likely to occur that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or except as set forth in or contemplated in the Disclosure Package and the Prospectus: (i)  a failure by the Company or any of its subsidiaries to fulfill its obligations, if any, under the minimum funding standards of any applicable pension, labor, employee benefits or similar laws or regulations; (ii) an audit or investigation by any taxing authority, any labor authority, any pension regulator or any other governmental agency or regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law, with respect to (x) any employee benefit plans, agreements or arrangements or (y) the employment or compensation of employees by the Company or any of its subsidiaries; (iv) any event or condition giving rise to a liability under any pension, labor employee benefits or similar laws or regulations; or (v) the filing of a claim by, for or in respect of one or more employees or former employees of the Company or any of its subsidiaries related to (x) any employee benefit plans, agreements or arrangements or (y) their employment or compensation.

(xlv)

Compliance with Sarbanes-Oxley Act and Exchange Rules. There is and has been no failure on the part of any of the Company and to the knowledge of the Company, any of the Company’s directors or members of senior management, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”) that are in effect and with which the Company is required to comply as of the Effective Date, including Section 402 relating to loans.

(xlvi)

Compliance with Anti-Bribery Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the Offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(xlvii)

Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any relevant governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xlviii)

Compliance with Sanctions Laws (I). Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce, (including, without limitation, the Ukraine-/Russia-related/Sectoral Sanctions Identification List sanctions program and any other Ukraine-related sanctions)), the United Nations Security Council, the European Union, a member state of the European Union, sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as underwriter, advisor, investor or otherwise).

(xlix)

Compliance with Sanctions Laws (II). Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(l)

Compliance with Nasdaq Rules . There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers, directors or director nominees, in their capacities as such, to comply with (as and when applicable), and immediately following the initial effective date of the Registration Statement the Company will be in compliance with, the applicable requirements of Nasdaq Marketplace Rules. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers, directors or director nominees, in their capacities as such, to comply with (as and when applicable), and immediately following the initial effective date of the Registration Statement the Company will be in compliance with, the phase-in requirements and all other applicable provisions of Nasdaq corporate governance requirements set forth in the Nasdaq Marketplace Rules.

(li)	Significant Subsidiaries. The subsidiaries listed on Schedule IV attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.
(lii)

Intellectual Property. The Company and its subsidiaries own, possess, license or have other valid rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s business as now conducted or as proposed in the Disclosure Package and Prospectus to be conducted (collectively, the “Intellectual Property”). Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, (i) there are no rights of third parties to any Intellectual Property and the Intellectual Property is owned by the Company or any of its subsidiaries free and clear of all liens, security interests, or encumbrances; (ii) there is no material infringement, misappropriation or other violation by third parties of any Intellectual Property, and there is no pending or threatened action, suit, proceeding or claim by the Company or its subsidiaries against any third party for such infringement, misappropriation or other violation, and neither the Company nor its subsidiaries are aware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others against the Company or its subsidiaries challenging the Company’s or its subsidiaries’ rights in or to any Intellectual Property, and neither the Company nor its subsidiaries are aware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened material action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, including interferences, oppositions, reexaminations, or government proceedings, and neither the Company nor its subsidiaries are aware of any facts which would form a reasonable basis for any such material action, suit, proceeding or claim; (v) the patents, trademarks and copyrights included within the Intellectual Property are valid, enforceable and subsisting, and the patent, trademark, and copyright applications included within the Intellectual Property are subsisting and have not been abandoned; (vi) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringe, misappropriate or otherwise violate, or would, upon the commercialization of any product or service described in the Disclosure Package and the Prospectus infringe, misappropriate, or otherwise violate, any patent, trademark, copyright, trade secret or other proprietary rights of others, and neither the Company nor its subsidiaries are aware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (vii) the development, manufacture, sale, and any current or proposed use of any of the products, proposed products or processes of the Company and its subsidiaries referred to in the Disclosure Package and the Prospectus, in the current or proposed conduct of the business of the Company and its subsidiaries, have not, do not currently, and to the Company’s knowledge, will not upon commercialization, infringe, misappropriate or otherwise violate any patent, trademark, copyright, trade secret or other proprietary right of any third party; (viii) all Intellectual Property owned by or licensed to the Company or its subsidiaries or under which the Company or its subsidiaries have rights has been duly and properly filed and maintained and there are no material defects in any of the patents or patent applications in the Intellectual Property; (ix) no Intellectual Property has been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part; (x) to the Company’s knowledge, there is no prior art that may render any issued patent held by the Company invalid; (xi) all prior art of which the Company or its subsidiaries are aware that is material to the validity of a U.S. patent or to the patentability of a pending U.S. patent application that the Company or its subsidiaries own, possess, license or have other rights to use has been disclosed to the U.S. Patent and Trademark Office in compliance with 37 CFR § 1.56 during the prosecution of such applicable patent or applicable patent application, and, in the case of all other patents and patent applications included in the Intellectual Property, all such prior art has been disclosed to the patent office of other jurisdictions where required; and (xii) to the Company’s knowledge, there is no reason for the scope of any issued claims under any patents included in the Intellectual Property, or for the scope of any claims that issue under any pending patent applications included in the Intellectual Property, to be materially less than the scope reflected in such patent or patent application, respectively, as of the date hereof. Each person who has created or developed any Intellectual Property as an employee of or contractor to the Company or its subsidiaries has done so pursuant to a binding and enforceable written agreement (or pursuant to similar obligations by operation of law) which includes provisions sufficient to ensure that the Company or its subsidiaries are the exclusive owner of such Intellectual Property. To the Company’s knowledge, no employee, consultant or independent contractor of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, non-disclosure agreement or any restrictive covenant to or with a former employer or independent contractor where the basis of such violation relates to such employee’s employment or independent contractor’s engagement with the Company or its subsidiaries or actions undertaken while employed or engaged with the Company or its subsidiaries. The Company and its subsidiaries have taken and will take reasonable steps in accordance with standard industry practices to maintain and protect the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the businesses of the Company and its subsidiaries and, to the knowledge of the Company, such confidential Intellectual Property has not been compromised or disclosed to or accessed by any third party except pursuant to nondisclosure and confidentiality agreements.

(liii)

Fair Summaries. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements contained in the Disclosure Package and the Prospectus under the captions “Business—Intellectual Property”, “Business—Legal Proceedings”, “Regulatory Environment”, and “Description of Share Capital and Articles of Association” in each case insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings, and the statements contained in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Taxation,” insofar as such statements purport to summarize certain federal income tax laws of the United States and certain tax laws of the Netherlands and Germany, constitute a fair summary of the principal U.S. federal income tax consequences, Dutch tax consequences and German tax consequences, respectively, of an investment in the Securities as per the date of the Registration Statement, the Disclosure Package and the Prospectus.

(liv)

Cybersecurity. (i) Except as may be included in the Registration Statement, the Disclosure Package and the Prospectus, (x) to the Company’s knowledge, there has been no material security breach or incident, unauthorized access or disclosure, or other material compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified in writing of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or incident, unauthorized access or disclosure or other material compromise to their IT Systems and Data; (ii) the Company and its subsidiaries have been and are presently in compliance with all applicable laws or statutes, all judgments, orders, rules and regulations of any relevant court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, and (iii) except as may be included in the Registration Statement, the Disclosure Package and the Prospectus, the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards and backup and disaster recovery technology to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data consistent with industry standards and practices, or as required by applicable regulatory standards, except as would not, in the case of clause (ii), individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(lv)	Statistical and Market-Related Data. (i) Any third-party statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus,

including but not limited to the market reports referred to in the Disclosure Package and the Prospectus under the heading “Market and Industry Data” are based on or derived from sources that the Company reasonably believes to be reliable and accurate, (ii) to the extent required, the Company has obtained the written consent to the use of such data from such sources, and (iii) the Company’s expectations or estimates included in the Registration Statement, the Disclosure Package or the Prospectus based on such third-party statistical and market-related data represent the Company’s good faith expectations or estimates.

(lvi)

Lending Relationship. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt that is to the best knowledge of the Company owed to any affiliate of any Underwriter.

(lvii)

Personal Jurisdiction. The Company has validly and irrevocably submitted to the personal jurisdiction of any state or Federal court in the City of New York, New York, for any suit, action or proceeding arising out of or based upon this Agreement and has validly and irrevocably waived any objection to the venue of a proceeding in any such court.

(lviii)

Absence of Immunity from Jurisdiction. Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of (i) any jurisdiction in which they own or lease property or assets, (ii) the United States or the State of New York, or (iii) the Netherlands or any political subdivision thereof with respect to themselves or their property and assets.

(lix)

Maintenance of Rating. At the date of this Agreement, neither the Company nor its subsidiaries have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the Exchange Act).

(lx)

Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(lxi)

No Forward Looking Statements. No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package, or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(lxii)	Foreign Private Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.
(lxiii)

The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(b)

Any certificate signed by any two officers of the Company and delivered to the Representative or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby as of the date thereof, to each Underwriter.

2.	Purchase, Sale and Delivery of and Payment for the Securities.
(a)	Purchase and Sale of Initial Securities
(i)

Each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Initial Securities set forth opposite such Underwriter’s name in Schedule I hereto at the price set forth in Schedule I hereto, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 7 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)	Purchase and Sale of Option Securities
(i)

Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to [●] Option Securities at the same purchase price per share as the Underwriters shall pay for the Initial Securities set forth in Schedule I hereto, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written, electronic or telegraphic notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative upon consultation with the Company, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)	Delivery and Payment.
(i)

It is understood that the several Underwriters are to make an Offering of the Securities in the manner contemplated in the Registration Statement as soon as the Representative deem it advisable to do so. In connection with the Offering, the Securities will be offered in a public offering in the United States of America.

(ii)

Delivery of and payment of the purchase price for the Initial Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, E14 5DS, London, UK, or at such other place as shall be agreed upon by the Representative and the Company, at [9:30] a.m. (New York City time) on the second (third, if the pricing occurs after [4:30] P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the

Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”).

(iii)

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Option Closing Date as specified in the notice from the Representative to the Company.

(iv)

Payment shall be made to the Company in same day funds by wire transfer to the account(s) designated by the Company against delivery to the Representative for their respective accounts of the several Underwriters of the Securities purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.

(v)	Delivery of the Initial Securities and any Option Securities shall be made through the facilities of The Depository Trust Company.
3.	Agreements.
(a)	The Company agrees with the several Underwriters that:
(i)

Additional Filings. Prior to the termination of the Offering, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Preliminary Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement without the prior consent of the Representative, which will not be unreasonably withheld, conditioned or delayed. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing.

(ii)

Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Representative (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(iii)

Duty to Amend or Supplement the Disclosure Package. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(iv)

Duty to Amend or Supplement the Prospectus. If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Prospectus, the Company promptly will (i) notify the Representative of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (i) of this Section 3, an amendment or supplement which will correct such statement or omission or effect such compliance; (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Prospectus and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(v)

Availability of Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(vi)

Copies of Registration Statements and Prospectus. The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Securities Act, as many copies of the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering. The copies of the documentation furnished by the Company pursuant to this clause, except as otherwise stated in this clause, will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vii)

Qualification of Securities. The Company will arrange, if necessary, for the qualification of the Securities for sale under (or obtain exemptions from the application of) the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to (i) qualify to do business in any jurisdiction where it is not now so qualified or (ii) to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject, or (iii) subject itself to taxation in any jurisdiction in which it is not otherwise so subject.

(viii)

Lock-Up Period. The Company will not, without the prior written consent of the Representative, offer, sell, issue, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement (the “Lock-Up Period”), provided, however, that the Company may:

(i) effect the transactions contemplated hereby; (ii) issue and sell Common Shares pursuant to any employee stock option plan, incentive plan, employee stock purchase plan, stock bonus plan, stock option ownership plan, dividend reinvestment plan or warrant program of the Company in effect at the Execution Time or adopted in connection with the offering contemplated by this Agreement and described in the Disclosure Package;(iii) file one or more registration statements on Form S-8 relating to stock options or employee benefit plans of the Company described in the Disclosure Package and Prospectus; (iv) offer, issue and sell Common Shares in connection with any merger, acquisition or strategic investment (including any joint venture, strategic alliance, partnership, the acquisition or license of the business, property, technology or other assets of another individual or entity, or the assumption of an employee benefit plan in connection with such a merger or acquisition); (v) offer, issue and sell Common Shares, on an arm’s length basis to, to any unaffiliated collaborators, manufacturers, distributors, or any other similar parties pursuant to a collaboration, licensing agreement, strategic alliance, manufacturing, distribution or settlement agreement or similar transaction; or (vi) offer, issue and sell Common Shares, on an arm’s length basis to, to unaffiliated financial institutions or current lenders of the Company or one of its subsidiaries pursuant to a commercial agreement, equipment financing transaction, commercial property lease transaction or in lieu of repayment of outstanding indebtedness, provided, however, that the aggregate number of Common Shares that the Company may issue or agree to issue pursuant to clauses (iv), (v) and (vi) shall not exceed 5% of the number of Common Shares outstanding immediately after the issuance and sale of securities, and provided, further, that each recipient of such securities agrees to restrictions on the resale of securities that are consistent with the provisions set forth in the lock-up letter described in Section 4(m) hereof.

(ix)

Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, without giving effect to activities by the Underwriters, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x)	[Reserved]
(xi)

(Issuer) Free Writing Prospectus. The Company agrees that, unless it has or shall have obtained the prior written consent of the Representative, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the

Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(xii)

Emerging Growth Company. The Company is an Emerging Growth Company, and will promptly notify the Representative if it ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the Lock-Up Period referred to in Section 3(viii) hereof.

(xiii)

Written Testing-the-Waters Communication. If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(xiv)

Use of Proceeds. The Company will use the net proceeds received in connection with this Offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the Disclosure Package and the Prospectus and the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xv)

Annual Report to Shareholders. During the period of three years hereafter, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representative from time to time such other information concerning the Company as the Representative may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system, it is not required to furnish such reports or statements to the Underwriters.

(xvi)

Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the applicable regulations thereunder.

(xvii)

Costs and Expenses. The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus

and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the Offering; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any Transfer Taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (vi) the registration of the securities under the Exchange Act and the listing of the Securities on Nasdaq; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states of the United States (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification, provided that such counsel fees and expenses shall not exceed $5,000); (viii) any filings required to be made with FINRA including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings (provided that such counsel fees and expenses shall not exceed $25,000); (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (xi) all other costs and expenses incident to the performance by the Company of their obligations under this Agreement.

(xviii)

Stamp and Other Taxes. The Company will indemnify and hold harmless the Underwriters against any Transfer Taxes including any interest and penalties payable by the Underwriters, on or in connection with (i) the creation, issue and sale of the Securities, and (ii) the execution and delivery of this Agreement, and the performance of the obligations under it. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, levies, imposts, duties, fees, assessments or other governmental charges whatsoever, and all interest, penalties, or similar liabilities with respect thereto (each of the above, as well as together, “Taxes”) unless the Company is compelled by law to deduct or withhold such Taxes. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xix)	Maintenance of Listing. The Company will use its reasonable best efforts to maintain the listing for the Securities on Nasdaq for 24 months from the Closing Date.
4.

Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Initial Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Agreement as of the Execution Time, the Closing Date and each Option Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions:

(a)

Registration Compliance; No Stop Order. The Registration Statement has become effective and, on the Closing Date, no order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement) has been issued, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued, and no proceeding for any of those purposes or pursuant to Section 8A under the Securities Act have been instituted or are pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(c) hereof. The Company has complied with each request (if any) from the Commission for additional information.

(b)

No Material Adverse Change. Since the date of this Agreement, no event or condition of a type described in Section 1(a)(xxiii) hereof shall have occurred or shall exist, which event or condition is not described or contemplated in the Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date or each Option Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus.

(c)

Company Officer’s Certificate. The Representative shall have received, on and as of the Closing Date and, if applicable, each Option Closing Date, as the case may be, a certificate of the chief financial officer of the Company and one additional member of the management board or another senior executive officer of the Company who is reasonably satisfactory to the Representative, in each case in their capacity as officers of the Company and not in their individual capacity (i) confirming that such officers have carefully reviewed the Registration Statement, the Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Section 1(a) hereof are true and correct on and as of the Closing Date or each applicable Option Closing Date with the same effect as if made on the Closing Date or each applicable Option Closing Date, (ii) confirming that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or each applicable Option Closing Date, as the case may be, (ii) confirming that at the Closing Date or each applicable Option Closing Date, there have not been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any Material Adverse Effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business and (iii) no stop order suspending the effectiveness of the Registration Statement (including, for avoidance of doubt, any Rule 462(b) Registration Statement), or any post-effective amendment thereto or any notice objective to their use, has been issued and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the Company, threatened by the Commission.

(d)	[Reserved].
(e)	[Reserved].
(f)

Comfort Letters. On the date of this Agreement and on the Closing Date or each applicable Option Closing Date, as the case may be, PwC shall have furnished to the Representative, at the request of the Company, letters, dated the respective date of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiary contained in or incorporated by reference in each of the Registration Statement, the Disclosure Package and the Prospectus.

(g)

Opinion and 10b-5 Statement of Counsel for the Company. The Representative shall have received on and as of the Closing Date or the applicable Option Closing Date, as the case may be, (i) a U.S. opinion and 10b-5 letter, addressed to the Underwriters, of Sullivan & Cromwell LLP, counsel for the Company (ii) a Dutch opinion, addressed to the Underwriters, of NautaDutilh N.V., Dutch counsel for the Company with respect to such matters as the Representative may reasonably request, (iii) a German opinion, addressed to the Underwriters, of Sullivan & Cromwell LLP, (iv) an opinion with respect to intellectual property by Qip Patentanwälte, Dr. Kuehn & Partner mbB, addressed to the Underwriters, and (v) an opinion with respect to trademarks by VOSSIUS & PARTNER Patentanwälte Rechtsanwälte mbB, addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)	[Reserved].
(i)	[Reserved].
(j)

Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date or each applicable Option Closing Date, as the case may be, a U.S. opinion and 10b-5 letter, addressed to the Underwriters, of Skadden, Arps, Slate, Meagher & Flom (UK) LLP counsel for the Underwriters with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)	[Reserved].
(l)

Exchange Listing. The Securities to be delivered on the Closing Date or each applicable Option Closing Date, as the case may be, shall have been duly listed on Nasdaq, subject to official notice of issuance.

(m)

Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders identified in Schedule V hereto relating to sales and certain other dispositions of Common Shares or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or each applicable Option Closing Date, as the case may be.

(n)	[Reserved].
(o)	[Reserved].
(p)	[Reserved].
(q)

Additional Information upon Representative’s Request. The Company will furnish the Representative with such information, opinions, certificates, letters and documents as the Representative reasonably request. The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Execution Time, the Closing Date, each Option Closing Date or otherwise.

If any of the conditions specified in this Section 4 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

5.	[Reserved].
6.	Indemnification and Contribution.
(a)

Indemnification of Underwriters by the Company and Sono Motors GmbH. Each of the Company and Sono Motors GmbH agrees, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment or supplement thereof, or in the Preliminary Prospectus, or in the Prospectus, any Issuer Free Writing Prospectus or in any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company and Sono Motors GmbH will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in paragraph (d) below. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)	[Reserved].
(c)	[Reserved].
(d)

Indemnification of the Company by the Underwriters. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the names of the Underwriters and the statements set forth in the sections “Discretionary Discounts” and “Other Relationships”, in each case under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(e)

Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (d) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (d) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f)

Contribution. In the event that the indemnity provided in paragraph (a) or (d) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the Offering. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (f).

7.

Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters under this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company, other than as contemplated by Sections 3(xviii), 5 and 6. In the event of a default by any Underwriter as set forth in this Section 7, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default under this Agreement.

8.	Termination.
(a)	[Reserved].
(b)

Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) trading in the Company’s Common Shares shall have been suspended by the Commission or the Nasdaq Global Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Global Market shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (iii) a banking moratorium shall have been declared by U.S. Federal, New York State or Dutch authorities, (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak or escalation of hostilities, declaration by the United States, any member state of the European Union of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

9.

Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or directors and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons (as applicable) referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 1, 3(a)(xviii), 6, 9, 10, 11, 13, 14, 15, 16, 17,18, 19, 20, 21, and 22 hereof shall survive the termination or cancellation of this Agreement.

10.

Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Berenberg Capital Markets LLC, 1251 Avenue of the Americas, 53rd Floor, New York, New York 10020, Attention: Equity Capital Markets, Email: ecm-bcm@berenberg-us.com, Tel: +1 (646) 949-9166, Fax: +1 (646) 949-9283, will be mailed, delivered or telefaxed to Sono Group N.V., Waldmeisterstraße 76, 80935 Munich, Germany, Attention: Legal Department, E-Mail: IPO@sonomotors.com.

11.

Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons (as applicable) referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

12.

Representation of Underwriters. The Representative will act for the several Underwriters in connection with this transaction, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

13.

Jurisdiction. The Company and Sono Motors GmbH agrees that any suit, action or proceeding against the Company or Sono Motors GmbH brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in the City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company and Sono Motors GmbH have appointed Puglisi & Associates, with offices at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company and Sono Motors GmbH hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and Sono Motors GmbH agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or Sono Motors GmbH. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Germany.

14.

No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity and (d) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15.

Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof, except any engagement letter between any Underwriter and the Company and/or Sono Motors GmbH.

16.	Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.

Currency. Each reference in this Agreement to U.S. Dollars (the “Relevant Currency”) is of the essence. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the Relevant Currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the Relevant Currency that may be so purchased for any reason falls short of the amount originally due, the Company making such payment will pay such additional amounts, in the Relevant Currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

18.	Recognition of the U.S. Special Resolution Regimes.
(a)

Transfer. In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime (as defined below) if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)

Default Rights. In the event that any Underwriter that is a Covered Entity (as defined below) or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights (as defined below) could be exercised under the U.S. Special Resolution Regime (as defined below) if this Agreement were governed by the laws of the United States or a state of the United States.

(c)

Definitions. As used in this Section 18 only, the meaning of the following terms is as follows: “Affiliate” has the meaning given in section 2(k) of the Bank Holding Company Act (12 U.S.C. 1841(k)) and section 225.2(a) of the Board’s Regulation Y (12 CFR 225.2(a)). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” means any: (i) Right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to same-day payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any similar rights; and (ii) Right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee’s right to reuse collateral or margin (if such right previously existed), or any similar rights, in each case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure. “U.S. Special Resolution Regime” means the Federal Deposit Insurance Act (12 U.S.C. 1811—

1835a) and regulations promulgated thereunder and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. 5381—5394) and regulations promulgated thereunder.

19.

Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

20.

WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21.	Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
22.	Headings. The section and paragraph headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Sono Group N.V.

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

Sono Motors GmbH

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

This Agreement is hereby confirmed and accepted as of the date first above written.

Berenberg Capital Markets LLC

For itself and the other several
Underwriters named in Schedule I to
this Agreement.

By:	Berenberg Capital Markets LLC
By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

The initial public offering price per share for the Securities shall be $[●], and the Underwriters shall purchase the Securities at $[●] per share.

Underwriters	Number of Initial Securities
Berenberg Capital Markets LLC	[●]
Cantor Fitzgerald & Co	[●]
B. Riley Securities, Inc.	[●]
Craig-Hallum Capital Group LLC	[●]
Wedbush Securities Inc	[●]
Total	[●]

I-1

SCHEDULE II

Free Writing Prospectuses included in the Disclosure Package

[None]

II-1

SCHEDULE III

Pricing Terms

1.The Announcement of the Offering.

2.The Company is selling [•] Common Shares.

3.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Common Shares.
4.	The initial public offering price per share for the Securities shall be $[•].
5.	The Underwriting Discounts and Commissions are: $[•] per share.

III-1

SCHEDULE IV

Significant Subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X

Sono Motors GmbH

IV-1

SCHEDULE V

Persons for which the Company is required to furnish Lock-up Letters

Laurin Hahn
Jona Christians
Thomas Hausch
Torsten Kiedel
Markus Volmer

Johannes Trischler
Robert A. Jeffe
Sebastian Böttger
Martina Buchhauser

V-1

EXHIBIT A

Sono Group N.V.

Public Offering of Common Shares

[Date], 2022

Berenberg Capital Markets LLC

As Representative of the several Underwriters

c/o Berenberg Capital Markets LLC
1251 Avenue of the Americas, 53rd Floor
New York, New York 10020

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”, between Sono Group N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands (the “Company”), and you as representative of a group of Underwriters (the “Underwriters”) named therein, relating to an underwritten public offering of common shares with a nominal value of €0.06 each (“Shares”) in the capital of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees that it will not, without the prior written consent of Berenberg Capital Markets LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder with respect to, any Shares or any securities convertible into, or exercisable or exchangeable for Shares, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 90 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than:

(i)Shares disposed of as a bona fide gift or gifts where each recipient of a gift of shares of Shares agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer;

(ii)the surrender or forfeiture by the undersigned of Shares to the Company, or the disposition of Shares by the undersigned, in each case, solely to satisfy tax obligations or other obligations as a result of testate succession or intestate distribution;

(iii)transfers of Shares or any security convertible into or exercisable for Shares to an “immediate family member” (for purposes of this letter agreement, “immediate family member” shall mean any relationship by blood, marriage, civil union or adoption, and shall include former spouses and partners, not more remote than first cousin) or a trust for the benefit of the undersigned or an immediate family member or to any corporation, partnership, limited liability company or other entity that is a direct or indirect affiliate of the undersigned and/or one or more immediate family members of the undersigned in a transaction not involving a disposition for value or as part of a divorce decree, legal divorce or separation or separation agreement, provided that (1) each recipient of such Shares or other securities agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration that such restrictions remain in effect at the time of transfer and (2) no filing under the Exchange Act is required or made by or on behalf of the undersigned or such transferee or the Company prior to the expiration of the Lock-Up Period with regard to any such Shares or other securities;

(iv)transfers of Shares or any security convertible into or exercisable for Shares upon death by will or intestate succession;

(v)the establishment of one or more contracts, instructions or plans (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act provided that no sales (or other transactions restricted by the second paragraph of this letter) of the undersigned’s Shares shall be made pursuant to such a Plan prior to the expiration of the Lock-up Period and no public announcement or filing under the Exchange Act is required or made by or on behalf of the undersigned or the Company regarding the establishment of such plan (other than a filing on Form 13F or a filing on Schedule 13D or Schedule 13G (or 13D-A or 13G-A) that is required by law to be made after the expiration of the Lock-up Period); and

(vi)any Shares acquired by the undersigned in the open market or in the Offering (other than any issuer-directed Shares purchased in the Offering by an officer or director of the Company), provided that no filing or public announcement related to the acquired Shares under the Exchange Act is required or made prior to the expiration of the Lock-Up Period.

If the undersigned is an officer or director of the Company, (i) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Shares the undersigned may purchase in the Offering, if applicable.

Notwithstanding anything to the contrary contained herein, this letter agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the date that the Company, on the one hand, or you, on the other hand, advises in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the date, prior to the execution of the Underwriting Agreement, that the Company withdraws the Registration Statement, (iii) the date that the Underwriting Agreement is terminated (other than the provisions thereof which survive termination) prior to payment for and delivery of the Shares to be sold thereunder, or (iv) [], 2022, in the event that the Underwriting Agreement has not been executed by such date (provided that the Company may by written notice to the undersigned prior to [], 2022 extend such date for a period of up to an additional three months).

[Signature Page Follows]

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

 Yours very truly,

By:
Name:
Title:

[Signature Page to Lock-Up Agreement]

EXHIBIT B

FORM OF WAIVER OF LOCK-UP

[insert letterhead of relevant Representative]

Sono Group N.V.

Public Offering of Common Shares

[Date], 2022

[name and address of officer or director requesting waiver]

Dear Mr./Ms. [insert name]:

This letter is being delivered to you in connection with the offering by Sono Group N.V. (the “Company”) of [●] common shares, nominal value €0.06 (the “Shares”) in the capital of the Company (the “Offering”) and the lock-up letter dated [●], 2022 (the “Lock-up Letter”), executed by you in connection with such Offering, and your request for a [waiver] [release] dated [●], with respect to [●] Shares.

Each of Berenberg Capital Markets LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [●]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Berenberg Capital Markets LLC

By:
Name:
Title:

cc: [●]

C-1